EXHIBIT 99.2

AMG Oil, (NZ) Ltd.
284 Karon" Road
PO Box 17258                            Tel: (64-4-476 2717)
Wellington                              Fax: (64-4-476 0120)
New Zealand                             indo.pacific@xtra.co.nz

Director
Trans-Orient Petroleum (NZ) IA.

Director
Indo-Pacific Energy (NZ) Ltd.           3 December 1998

Dear Sirs


AMG 0ption PEP 38256

Under an agreement dated 25 June 1998, AMG Oil (NZ) Ltd.(then Trans New Zealand Oil agreement holds the option (the "Drilling 0ption" acquire an additional 25% equity in PEP 38256 from each of the Trans-Orient Petroleum (NZ) Ltd. and Indo-Pacific Energy (NZ)Ltd. by agreeing to fund the drilling costs of two exploration wells. The agreement requires this option to e exercised by AMG Oil (NZ) Ltd. by 8 December 1998.

Due to delays in processing the new seismic data acquired in the permit during 1998, and in obtaining and reprocessing existing data, none of the optionee or optionor companies has, at this adequate opportunity to assess the information acquired, and make rational decisions ongoing exploration.

AMG Oil (NZ) Ltd. therefore requests the optionors, Trans-Orient
Petroleum (NZ) Ltd. and Indo-Pacific Energy (NZ) Ltd. to extend the date on which the Drilling Option be exercised, to October 31, 1998.

In order to maintain this option AMG Oil (NZ) Ltd. mill fund all ongoing costs including any further seismic prior to the exercisable date, and the cost of an independent analysis of the permit area commissioned by the Joint Venture from the Natural Hazards Research Centre of the University of Canterbury. This report is expected to be completed in early February. It incorporates the existing seismic data with field mapping of the area completed over recent years by members of the University of Canterbury and is being conducted by Dr. Richard Jongens, with overview provided by Professors Jarg Pettinga and Jocelyn Campbell. It is expected that this report will provide a clearer basis for all parties to consider ongoing exploration work in PEP 38256.

Should this extension of the exercise date of the Drilling Option be acceptable to Trans-Orient Petroleum (NZ) Ltd. and Indo-Pacific Energy
(NZ) Ltd., please countersign in. the spaces provided below.


Yours sincerely,

/s/ D. J. Bennett
D. J. Bennett

The extension of the Drilling Option exercise date on the basis stated in this letter is acceptable to the signatories.

/s/ D. J. Bennett                  /s/ D. J. Bennett
Signature of Representative        Signature of Representative
Director                           Director
Trans-Orient Petroleum (NZ)Ltd.    Indo-Pacific Energy (NZ) Ltd.


/s/ D. J. Bennett
Signature of Representative
Director AMG Oil (NZ) Ltd.

AMG Oil (NZ) Ltd
Indo-Pacific House
284 Karori Road
PO Box 17258                            Tel: (64-4-476 2717)
Wellington                              Fax: (64-4-476 0120)
New Zealand                             indo.pacific@xtra.co.nz

Director                                Director
Trans-Orient Petroleum (NZ) Ltd         Indo-Pacific Energy (NZ) Ltd


                              26 October 1999

Dear Sir,
AMG Option : PEP 38256

Under an amendment to an agreement dated 3rd December 1998, AMG Oil, via its subsidiary AMG Oil (NZ) Ltd (then Trans New Zealand Oil Company
(NZ) Ltd) holds the option (the "Drilling Option"), to acquire an additional 25% equity in PEP 38256 from each of the respective subsidiaries of Trans-Orient Petroleum (NZ) Ltd and Indo-Pacific Energy
(NZ) Ltd, by agreeing to fund the drilling costs of two exploration wells. The agreement requires this option to be exercised by AMG Oil by October 31 1999.

Due to delays in seismic processing the new seismic data acquired in the permit during 1998, and in obtaining and reprocessing existing data none of the optionee Or optionor companies has, at this time, had adequate opportunity to assess the information acquired, and make rational decisions regarding ongoing exploration. Some prospects and leads have been identified, but it is likely that further seismic work will be required before drilling in August 2000.

AMG Oil (NZ) Ltd therefore requests the optionors, Trans-Orient
Petroleum (NZ) Ltd and Indo-Pacific Energy (NZ) Ltd to extend the date on which the Drilling Option be exercised, to 31 May 2000.

In order to maintain this option AMG Oil (NZ) Ltd. will continue to fund its ongoing share of Joint Venture costs.

Trans-Orient Petroleum Ltd and Indo-Pacific Energy Ltd will indicate their acceptance of the extension of the exercise date of the Drilling Option by countersigning below.


Yours sincerely,

/s/ Jenni Lean
Jenni Lean Corporate Affairs Manager

The extension of Drilling Option exercise date on the basis stated in this letter is acceptable to the signatories.

Signature of Representative        Signature of Representative

/s/ D. J. Bennett                  /s/ D. J. Bennett
Director of Trans-Orient           Director, Indo-Pacific
Petroleum Ltd.                     Energy (NZ) Ltd.

/s/ D. J. Bennett
Signature of Representative
Director, AMG Oil (NZ) Ltd

AMG Oil (NZ) Ltd
284 Karori Road
PO Box 17258                            Tel: (64-4-476 2717)
Wellington                              Fax: (64-4-476 0120)
New Zealand

To

The Directors                      The Directors
Trans-Orient Petroleum (NZ) Ltd    Indo-Pacific Energy (NZ) Ltd

                              23 February 2000

Dear Sirs

                        AMG Option: PEP 38256

Under an amendment to an agreement dated 3rd December 1998, AMG Oil Ltd, via its subsidiary AMG Oil (NZ) Ltd (then Trans New Zealand Oil Company (NZ) Ltd) held an option (the 'Drilling Option'), to acquire an additional 25% equity in PEP 38256 from each of the respective subsidiaries of Trans Orient Petroleum (NZ) Ltd and Indo-Pacific Energy
(NZ) Ltd, by funding the drilling costs of two exploration wells. The agreement required this option to be exercised by AMG Oil by October 31 1999.

Two separate seismic surveys in 1998 and 1999 have identified various prospects and leads in the permit area. However, further seismic data will be required before a rational decision on whether and where to drill can be made. The permit requires a well to be drilled by end of August 2000.

AMG Oil (NZ) Ltd ("AMG") and the optionors, Trans-Orient Petroleum (NZ) Ltd ("TRANS") and Indo-Pacific Energy (NZ) Ltd ("INDO") therefore agreed to extend the date on which the Drilling Option be exercised, to 31 May 2000. This agreement was signed on 26 October 1999.

By this letter, AMG, INDO and TRANS now further agree that AMG will fund an additional phase of seismic and other expenditure in the permit to further define drilling targets, up to a revised option exercise date which the parties hereby agree shall be set as 15' June 2000. This is intended to allow sufficient time to acquire, process and interpret a further round of seismic to be acquired over the Ealing, Arcadia and Chertsey South Leads, in order to define one or more drilling targets. The new option overrides all previous option agreements and is as follows:

AMG has the option ('Option A') to earn an additional 50% in PEP 38256 (25% each from INDO and TRANS) by funding all expenditure including an agreed program of seismic work leading up to and including the drilling of two exploration wells. Alternatively, AMG may, at its election, earn an additional 35% in the permit by funding all work leading up to and including the drilling of one exploration well ('Option B'). In the event that AMG exercises Option B, it shall acquire a further option

('Option C') to earn an additional 15% in the permit by funding all further work up to and including a second exploration well on a separate exploration target. Option C must be exercised within 30 days of reaching Target Depth in the exploration well drilled pursuant to exercise of Option B.

AMG may exercise one or other of Option A or Option B by advising INDO and TRANS in writing of its election prior to close of business in New Zealand, on Friday,16 June 2000. All exploration wells shall penetrate to the base of the Tertiary section, unless engineering considerations make this impracticable; and the first exploration well shall be drilled in a timely manner to meet the PEP 38256 permit work obligation to drill a well by 25 August 2000.

The parties indicate their acceptance of the extension of the exercise date of the Drilling Option, and the alteration to the terms of the Drilling Option, as set out in this letter by countersigning below.

The extension and alteration of the Drilling Option exercise date on the basis stated in this letter is acceptable to the signatories.

               /s/ D. J. Bennett
               Director, Indo-Pacific Energy (NZ) Ltd

               /s/ D. J. Bennett
               Director, Trans-Orient Petroleum (NZ) Ltd

               /s/ D. J. Bennett
               Director, AMG Oil (NZ) Ltd